SERVICES AGREEMENT

     This SERVICES AGREEMENT (this Agreement") is made and entered into as of March 10, 1997 by and between SIEBERT, BRANDFORD, SHANK & CO., LLC., a Delaware limited liability company (the "Company"), and MURIEL SIEBERT & CO., INC., a Delaware corporation ("MS&Co.").

                                 R E C I T A L S
                                 ---------------

     WHEREAS, the Company desires to obtain certain services from MS&Co. and MS&Co. desires to provide such services; and

     WHEREAS, the parties are willing to enter into this Agreement on the terms and subject to the conditions set forth herein.

     NOW THEREFORE, in consideration of the covenants and undertakings of the parties hereto and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto hereby agree as follows:

                                    ARTICLE I
                                    ---------

                                    SERVICES
                                    --------

     1.1 The Designated Services. During the term of this Agreement, MS&Co. shall provide certain personnel including the full-time services of Napoleon Brandford III and Suzanne F. Shank and such other persons as the Company may request as well as administrative, payroll, technical and employee benefits services to the Company and such other services as may be approved in advance by the Company (collectively, "Services"). MS&Co. will furnish the Services and perform its obligations hereunder in accordance with its standard policies and practices; provided that MS&Co. and its Affiliates shall have no liability to the Company of any kind whatsoever arising, directly or in any way indirectly, from the furnishing of the Services or the performance of MS&Co.'s obligations hereunder, the manner in which such activities are or fail to be conducted or from any transaction in connection with the Services between MS&Co. and its Affiliates and the Company to which MS&Co. or its Affiliates and the Company are parties except for conduct constituting fraud, gross negligence or a pattern of repeated and intentional misconduct causing material damage to the Company over an extended period of time.

                                   ARTICLE II
                                   ----------

                                FEES FOR SERVICES
                                -----------------

     2.1 Fees for Services. In consideration for the Services provided hereunder, MS&Co. shall be entitled to an amount equal to the direct and indirect costs incurred by MS&Co. (without markup) for the provision of such

Services which shall be paid in cash on the last business day of each calendar quarter in arrears upon the presentation of proper invoices therefore. For purposes hereof, the parties agree that indirect costs to be incurred by MS&Co. to provide the Services described herein will equal $300,000 per annum for 1997. The Company shall have the right to inspect that portion of the books and records of MS&Co. that show the direct costs to MS&Co. of providing the Services.

                                   ARTICLE III
                                   -----------

                              TERM AND TERMINATION
                              --------------------

     3.1 Term. The term of this Agreement shall commence on the date hereof and shall terminate on the first anniversary of the date hereof (such period being hereinafter referred to as the "Term"); provided, however, that the Term shall automatically be extended for additional one-year periods unless either party provides written notice to the other not less than 90 days prior to the expiration of the Term, as extended. The Company shall have the right to terminate this Agreement in the event MS&Co. is guilty of fraud, gross negligence or a pattern of repeated and intentional misconduct causing material damage to the Company over an extended period of time. MS&Co. shall have the right at any time to terminate this Agreement in its entirety upon 90 days' advance written notice to the Company, provided that the indemnification provisions of Article IV hereof shall survive any such cancellation.


                                   ARTICLE IV
                                   ----------

                                 INDEMNIFICATION
                                 ---------------

     4.1 Indemnification.

     (a) The Company agrees to indemnify and save harmless MS&Co., its present and future officers, directors, employees, agents and Affiliates from and against any and all liabilities, penalties, fines, forfeitures, demands, claims, causes of action, suits and costs and expenses incidental thereto (including costs of defense, settlement and reasonable attorney's fees), which any or all of them may hereafter suffer, incur, be responsible for or pay out as a result of bodily injuries (including death) to any person, damage (including loss of use) to any property (public or private), or any violation or alleged violation of statutes, ordinances, orders, rules or regulations of any governmental entity or agency, to the extent such are caused by, or arise out of breach of any warranties by the Company, or any grossly negligent or willful act or omission of the Company, its employees, subcontractors or agents arising out of the performance of this Agreement.

     (b) MS&Co. shall give written notice to the Company of a claim for indemnification under this provision within thirty (30) days following MS&Co.'s first knowledge of the event or occurrence which gives rise to the claim. Upon receipt of notice, the Company shall retain counsel to defend MS&Co. and will pay such counsel reasonable attorney's fees and other litigation expenses.

     (c) Subject to Section 1.1 hereof, MS&Co. agrees to indemnify and save harmless the Company, its present and future officers, directors, employees and agents, from and against any and all liabilities, penalties, fines, forfeitures, demands, claims, causes of action, suits and costs and expenses incidental thereto (including costs of defense, settlement and reasonable attorney's fees), which any or all of them may hereafter suffer, incur, be responsible for or pay out as a result of bodily injuries (including death) to any person, damage (including loss of use) to any property (public or private), or any violation or alleged violation of statutes, ordinances, orders, rules or regulations of any governmental entity or agency, to the extent such are caused by, or arise out of breach of any warranties by, MS&Co., or any grossly negligent or willful act or omission of MS&Co., its employees, subcontractors or agents arising out of the performance of this Agreement.

     (d) The Company shall give written notice to MS&Co. of a claim for indemnification under this provision within thirty (30) days following the Company's first knowledge of the event or occurrence which gives rise to that claim. Upon receipt of notice, MS&Co. shall retain counsel to defend the Company and will pay such counsel reasonable attorney's fees and other litigation expenses.

     4.2 Survival. The obligations of the parties under this Article IV shall survive the termination of this Agreement.

                                    ARTICLE V
                                    ---------

                                  MISCELLANEOUS
                                  -------------

     5.1 Force Majeure. Any failure of any party to perform any of its obligations hereunder shall not constitute a breach or nonperformance of this Agreement if such failure is due to circumstances beyond its control (an "Event of Force Majeure"), including, but not limited to, any requisition by any government authority, act of war, strike, boycott, lockout, picketing, riot, sabotage, civil commotion, insurrection, epidemic, disease, act of God, fire, flood, accident, explosion, earthquake, storm, failure of public utilities or common carriers, mechanical failure, embargo or prohibition imposed by any governmental body or agency having authority over the party, provided that upon the elimination of such circumstances the obligations of such party shall continue in full force and effect thereafter. The party affected by such circumstance shall give prompt notice thereof to the other party hereto. Any affected party shall use its best efforts to minimize the duration and consequences of, and to eliminate, any such circumstances.

         5.2 Independent Contractor Status. MS&Co. shall be deemed an independent contractor in the performance of all Services hereunder and not a partner, subcontractor or other legal representative of the Company. Neither party hereto shall have the right or authority to assume, create or incur any liability or obligation of any kind, express or implied, against or in the name of or on behalf of any other party except in accordance with the explicit terms of this Agreement.

     5.3 Notices. Unless otherwise specified in this Agreement, all notices, demands, elections, requests and other communications which any party to this Agreement may desire or be required to give hereunder shall be in writing and shall be given by delivering the same by a reputable courier service which requires a signature upon delivery or by mailing the same by registered mail, postage prepaid, return receipt requested, or by telefax with receipt confirmation, addressed:


              if to the Company, to:

                           Siebert, Brandford, Shank & Co., LLC
                           100 Renaissance Center, Suite 1601
                           Detroit, Michigan 48243
                           Attention: Suzanne F. Shank
                           Fax: (313) 396-0096

                                       and

                           Siebert, Brandford, Shank & Co., LLC
                           220 Sansome Street, 15th Floor
                           San Francisco, California 94104
                           Attention:  Napoleon Brandford III
                           Fax:  (415)  439-4480

               if to MS&Co., to:

                           Muriel Siebert & Co., Inc.
                           885 Third Avenue, Suite 1720
                           New York, New York 10022
                           Attention: Muriel F. Siebert
                           Fax: (212) 838-0647

or to any other address designated by either party in a notice given to the other party pursuant to the provisions of this section. All notices given as in this Section 5.3 provided shall be deemed to have been given or served on the date delivered.

     5.4 Headings and Captions. The headings and captions contained in this Agreement are for purposes of reference only and shall not limit or otherwise affect the meaning or interpretation of this Agreement.

     5.5 Entire Agreement. This Agreement constitutes the entire agreement between the parties pertaining to the subject matter hereof, and all prior agreements and understandings between the parties pertaining to the subject matter hereof are superseded hereby. There are no representations, warranties, covenants or undertakings with respect hereto, other than those set forth or referred to herein. No rights in favor of third parties are hereby created.

     5.6 Amendments, Modification. This Agreement may not be amended except in a written instrument signed by both of the parties hereto expressly stating it is an amendment to this Agreement. No course of dealing will be deemed effective to modify, amend or discharge any part of this Agreement or any rights or obligations of any party under or by reason of this Agreement.

     5.7 Counterparts. This Agreement may be executed in counterparts, each of which shall be an original, but both of which together shall constitute but one and the same instrument and it shall not be necessary in making proof of this Agreement to produce or account for more than one such counterpart.

     5.8 Choice of Law. This Agreement shall be governed by, and construed and enforced in accordance with, the internal laws (and not the conflicts of laws rules) of the State of New York applicable to contracts made and to be performed therein.

     5.9 Waiver; Severability. A failure of any party to insist in any instance upon the strict and punctual performance of any provision of this Agreement shall not constitute a waiver of such provision. No party shall be deemed to have waived any right, power or privilege under this Agreement or any provisions hereof unless such waiver shall have been in writing and duly executed by the party to be charged with such waiver, and such waiver shall be a waiver only with respect to the specific instance involved and shall in no way impair the rights of the waiving party or the obligations of the other party in any other respect or any other time. If any provision of this Agreement shall be waived, or be invalid, illegal or unenforceable, the remaining provisions of this Agreement shall be unaffected thereby and shall remain binding and in full force and effect.

     5.10 Relationship of the Parties. In all matters relating to this Agreement, each party hereto shall be solely responsible for the acts of its employees, and employees of one party shall not be considered employees of the other party. Except as otherwise provided herein, no party shall have any right, power or authority to create any obligation, express or implied, on behalf of the other party.

     5.11 No Third Party Rights. Nothing in this Agreement, whether express or implied, is intended to confer any rights or remedies under or by reason of this Agreement on any other persons other than the parties hereto and their respective successors and assigns, nor is anything in this Agreement intended to relieve or discharge the obligations or liability of any third persons to any party to this Agreement, nor shall any provision give any third parties any right to subrogation or action over or against any party to this Agreement. This Agreement is not intended to and does not create any third-party beneficiary rights whatsoever.

     IN WITNESS WHEREOF, the parties hereto have caused their duly authorized representatives to execute this Services Agreement as of the day and year first above written.

                                             SIEBERT, BRANDFORD,
                                              SHANK & CO., LLC


                                             By: /S/  SUZANNE F. SHANK
                                                --------------------------------

                                             Title:  President
                                                   -----------------------------


                                             MURIEL SIEBERT & CO., INC.


                                             By:  /S/  MURIEL F. SIEBERT
                                                --------------------------------

                                             Title:  President
                                                   -----------------------------